EXHIBIT 10.1

                                  MORTGAGE NOTE
$200,000,000.00                                           New York, New York
                                                      Dated as of March 29, 1999


         FOR VALUE RECEIVED, PROLOGIS TRUST, a Maryland real estate investment trust, having an office at 14100 East 35th Place, Aurora, Colorado 80011 (the "Maker"), promises to pay to the order of PRO-INDUSTRIAL FUNDING COMPANY, INC., a Delaware corporation (the "Payee"), at its office c/o Morgan Guaranty Trust Company of New York, 522 Fifth Avenue, New York, New York 10036, or at such other place as may be designated in writing by the holder of this Note, in legal tender of the United States of America in immediately available funds, the principal sum of TWO HUNDRED MILLION AND NO/100 DOLLARS ($200,000,000) or so much thereof as shall at any time be outstanding (the "Principal Amount"), together with interest on the Principal Amount to be computed from the date hereof on the basis of a 360-day year (consisting of twelve thirty day months, except that for periods of less than 30 days, interest shall be computed on the basis of the actual number of days in such period divided by the actual number of days in such calendar year), at the rate of 7.584% per annum (the "Interest Rate").

         All capitalized terms used herein and not defined herein shall have the respective meanings assigned to them in those certain Mortgages and Security Agreements and Assignments of Leases and Rents, Deeds of Trust and Security
Agreements  and  Assignments  of Leases  and Rents and Deeds to Secure  Debt and
Assignments of Leases and Rents of even date herewith (collectively, the Mortgages") given by Maker, ProLogis Limited Partnership II, a Delaware limited partnership and ProLogis - North Carolina Limited Partnership, a Delaware limited partnership (collectively, the "Mortgagors"), to, or for the benefit of, Payee, as mortgagee or beneficiary, as security for the indebtedness evidenced hereby and covering the interests of the Mortgagors in the real and personal property more particularly described in said Mortgages (collectively, the "Mortgaged Property").

         Maturity Date. As used herein, the term "Maturity Date" shall mean April 1, 2024 or any earlier date to which such Maturity Date shall be accelerated pursuant to any right or option (including the right to prepay, if any, contained herein) under this Note or the other Loan Documents by which the Payee may accelerate the Maturity Date.

         Defaults. This Note is secured by the Mortgages, as the same may be amended, modified, supplemented, restated, consolidated, spread, split, extended, replaced or renewed, from time to time, and all of the other Loan Documents. The Obligations shall become immediately due and payable, at the option of the Payee, upon the occurrence of any default in payment under this Note, or any other event which would constitute an Event of Default under the Mortgages or any of the other Loan Documents. All of the terms, provisions, covenants, agreements and conditions contained in the Mortgages and all of the other Loan Documents are hereby made a part of this Note to the same extent and effect as if fully set forth herein.

          Payments. The Principal Amount shall be paid by Maker to Payee together with interest at the Interest Rate as follows:

         On the date hereof, the Maker shall pay to the Payee an installment of interest only computed on the Principal Amount at the Interest Rate for the actual number of days to elapse from and including the date hereof through and including March 31, 1999.

         On the first day of May, 1999 and on the first day of each month thereafter through and including May 1, 2005, Maker shall make Interest Only Payments (as hereinafter defined) to Payee.

         The term "Interest Only Payments" shall mean payments of interest accruing on the Principal Amount hereunder at the Interest Rate, payable monthly in arrears.

         On the first day of June, 2005 and the first day of each month thereafter through and including (i) May 1, 2018 (the "Conversion Date") if the Conversion (as hereinafter defined) occurs and (ii) the Maturity Date (if the Conversion does not occur), Maker shall make Constant Monthly Payments (as hereinafter defined) to Payee.

         The term "Constant Monthly Payments" shall mean monthly payments of principal and interest in the amount of (i) One Million Four Hundred Nine Thousand Nine Hundred Fifty and 80/100 Dollars ($1,409,950.80) prior to the exercise of the Amortization Acceleration Option (hereinafter defined) and (ii) the Accelerated Constant Monthly Payment Amount (hereinafter defined) from and after the exercise of the Amortization Acceleration Option. Each Constant Monthly Payment shall be applied first to interest and then to the reduction of the Principal Amount.

         Provided that (i) no Event of Default shall exist under this Note, the Mortgages or the other Loan Documents as of the Conversion Date and (ii) the outstanding Principal Amount shall not exceed forty percent (40%) of the value of the Mortgaged Property as of the Conversion Date, and (iii) Payee shall not have exercised the Amortization Acceleration Option (as hereinafter defined), Maker shall have the option (the "Conversion Option"), exercisable by written notice delivered by Maker to Payee on or before April 30, 2018, to cease making Constant Monthly Payments and convert the schedule for repayment of the indebtedness evidenced hereby to an interest only schedule (the "Conversion"). In such event, Maker shall make Interest Only Payments to Payee, on the first day of June, 2018 and the first day of each month thereafter through and including the Maturity Date. The value of the Mortgaged Property as of the Conversion Date shall be determined pursuant to an appraisal acceptable to Payee to be obtained by Payee at Maker's sole cost and expense.

         Notwithstanding anything to the contrary contained in this Note (and irrespective of whether Maker shall have previously exercised the Conversion Option), in the event that the Maker shall exercise the DE-REIT Option (defined in Section 2.14 of the Mortgage), Payee shall have the option (the "Amortization Acceleration Option"), exercisable, in Payee's sole discretion, by written notice to Maker given any time within five (5) years after the Maker's exercise of the DE-REIT Option, to require that the amount of each Periodic Installment (as hereinafter defined) thereafter be an amount sufficient to fully repay the entire remaining Principal Amount, less the Balloon Payment (as hereinafter defined), together with interest accruing on the Principal Amount at the Interest Rate in equal monthly installments over the remainder of the term of this Note (based on a conventional 30-day month amortization schedule) (the "Accelerated Constant Monthly Payment Amount").

         The term Balloon Amount shall mean SEVENTY-FIVE MILLION AND NO/100 DOLLARS ($75,000,000) of the Principal Amount.

         The remaining balance of the Principal Amount, all accrued interest, and all other portions of the Obligations remaining unpaid on the Maturity Date shall be due and payable on the Maturity Date.

         All payments, whether of principal, interest or otherwise, due hereunder and under any of the Loan Documents shall be paid by wire transfer of immediately available federal funds to the following account of the Payee, unless otherwise directed by the Payee in writing:

                           Morgan Guaranty Trust Company of New York
                           Bank of New York
                           ABA #021-000-018 BNF:  IOC566
                           Attn:  P&I Dept/for further credit to
                           A/C:  188967 - Re:  ProLogis Portfolio

Any wire transfer received by the Payee after 1:00 p.m. New York City time shall be deemed received on the next succeeding business day.

For purposes hereof, the following terms shall have the following meanings:
The term "Periodic Installments" shall mean collectively the Constant Monthly Payments and the Interest Only Payments.

         Prepayment Rights and Charges.

         A. The Principal Amount shall not be prepayable, in whole or in part. Notwithstanding the foregoing, at any time following the first (1st) anniversary of the date hereof, the Maker shall have the right to prepay the entire unpaid Principal Amount evidenced by this Note, in full, but not in part upon not less than sixty (60) days prior written notice to Payee, with accrued and unpaid interest thereon and all other sums due under the Mortgages and the other Loan Documents by paying to Payee (x) the then remaining unpaid Principal Amount and all accrued and unpaid interest thereon and all other sums then due and owing under the Mortgages and the other Loan Documents plus (y) if such prepayment is made prior to the date which is six (6) months prior to the scheduled Maturity Date, an amount (the "Make Whole Amount") not less than zero, equal to the amount by which:

                  (1) the sum of the Present Value (as  hereinafter  defined) of
         (i) all Periodic Installments which would have been payable under this Note had this Note not been prepaid, and (ii) the portion of the Principal Amount which would have been due and payable on the scheduled Maturity Date had this Note not been prepaid; exceeds

                  (2) the then outstanding Principal Amount of this Note.

For purposes of the definition of Make-Whole Amount, "Present Value" shall be computed in accordance with generally accepted accounting principles at a discount rate equal to the Treasury Yield (as hereinafter defined), plus twenty-five hundredths of one percent (0.25%); and the "Treasury Yield" shall be determined by reference to the most recent Federal Reserve Statistical Release
H.15 (519) (or any successor or substitute publication of the Federal Reserve Board) (the "Statistical Release") that has become publicly available at least two business days prior to the date fixed for prepayment, and shall be the most recent weekly average yield to maturity (expressed as a rate per annum) opposite the caption "Treasury Constant Maturities" for the year corresponding to the then Remaining Life (as hereinafter defined) of this Note, converted to a mortgage equivalent yield; provided that if the Remaining Life of this Note does not correspond directly to any of the "Treasury Constant Maturities" shown on the Statistical Release, the Treasury Yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the most recent weekly average yield of the two "Treasury Constant Maturities" shown on the Statistical Release and which are for maturities as close as possible to the Remaining Life. The "Remaining Life" of this Note shall equal, at the date of prepayment or acceleration, the number of years obtained by dividing (x) the Principal Amount of this Note as of the date of prepayment into (y) the sum of the products obtained by multiplying (A) the amount of each then remaining principal payment, including the payment on the scheduled Maturity Date, under this Note by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date of prepayment or acceleration and the date on which such payment is to be made (assuming for purposes of clauses (A) and (B) above that (i) the optional prepayment of this Note pursuant hereto or any acceleration of maturity of this Note, as applicable, in respect of which the Make-Whole Amount is then being determined, had not occurred, (ii) the Conversion, if not previously exercised and still exercisable, shall have occurred, and (iii) the Amortization Acceleration Option, unless previously exercised, shall not have been exercised). The Treasury Yield shall be computed to the fifth decimal place (one thousandth of a percentage point) and then rounded to the fourth decimal point (one hundredth of a percentage point).

         B. The Maker hereby acknowledges that the Payee would not make the loan evidenced by this Note without full and complete assurance by the Maker of its agreement to pay the Periodic Installments as hereinabove provided, and its further agreement not to prepay all or any part of the Principal Amount prior to the Maturity Date, except on the terms expressly set forth herein. In consideration of the foregoing, if, as a result of an Event of Default, the Payee shall declare the Obligations due and payable, in whole or in part, prior to the scheduled Maturity Date in accordance with its rights under this Note, the Mortgages or any Loan Documents, then, the Maker shall pay to the Payee on the date of such acceleration, in addition to all other amounts due the Payee, an amount equal to the Make-Whole Amount which would have been due and payable in accordance with the foregoing provisions of this Note had a prepayment occurred on the date of such acceleration. The Maker hereby waives any rights the Maker may have to prepay the loan evidenced by this Note without charge and agrees to pay the Make-Whole Amount, if applicable, upon any prepayment, whether voluntary, pursuant to any such acceleration or otherwise. The Maker hereby acknowledges that if such acceleration shall result from an Event of Default, it shall be presumed, for purposes of imposing the Make-Whole Amount only, and conclusively deemed to be a willful and deliberate attempt by the Maker to avoid the payment of the Make-Whole Amount or the limitations on prepayment herein contained and the Make-Whole Amount shall constitute liquidated damages, and not a penalty, as a reasonable estimate of the Payee's loss as a consequence of the breach of the Maker's covenant not to prepay the Obligations other than as specifically permitted herein, the exact amount of which damages would be impossible to ascertain.

         C. Any such Make-Whole Amount (whether voluntary, pursuant to any acceleration or otherwise) shall constitute a portion of the Obligations evidenced hereby and secured by the Mortgages and the other Loan Documents. Nothing herein shall constitute a waiver by the Payee of any right it may have to specifically enforce the terms of repayment of the Obligations set forth herein, in the Mortgages and in the other Loan Documents. The foregoing provisions shall be deemed to apply, without limitation, to any prepayment of the Obligations in connection with (i) any reinstatement of any or all of the Loan Documents under any foreclosure proceedings, (ii) any right of redemption or (iii) the consummation of any foreclosure sale, whether or not such prepayment is made by or on behalf of the Maker or otherwise and whether or not any such prepayment is made pursuant to rights granted at law or in equity.

         Late Charge. In the event that any payment provided for herein shall become overdue for a period of ten (10) days or more, in addition to any other amounts due the Payee hereunder, a late charge of four cents ($.04) for each dollar of the amount so overdue shall become immediately due to the Payee as liquidated damages, and not as a penalty, as a reasonable estimate of the Payee's additional administrative expenses, the exact amount of which would be impossible to ascertain, and such sum shall be part of the Obligations evidenced hereby and secured by the Mortgages and the other Loan Documents. Such late charges shall be due and payable with the immediately succeeding monthly payment due hereunder whether or not the Payee shall have billed the Maker for such charges or upon demand if there shall be no succeeding monthly payment due thereafter. Application of a late charge shall not be construed as a consent by the Payee to an extension of time for any payment, as a waiver of any default that may be related to such or any other overdue payment or of any other default or as a waiver of any other right or remedy of the Payee hereunder, at law or in equity.

         Default Rate Applied Upon Non-Payment. In the event that any payment due hereunder is not paid in full when due or the Obligations are not paid in full on the Maturity Date, or such earlier date as the Obligations may become due hereunder, the entire amount of the Obligations (including, to the extent permitted by applicable law, any portion thereof which constitutes accrued and unpaid interest) shall accrue interest until all payments past due hereunder are fully paid at a rate of interest equal to the lesser of (i) three percent (3%) per annum above the Interest Rate and (ii) the highest lawful rate of interest per annum allowable under applicable law (the "Default Rate"), whether or not an action against the Maker shall have been commenced, and if commenced, whether or not a judgment against the Maker shall have been obtained.

         Set off. Upon the occurrence of an Event of Default under the terms of this Note or the Mortgages or any of the Loan Documents, the Payee is hereby authorized at any time or from time to time without notice to the Maker or to any other person, any such notice being hereby expressly waived, to immediately set off and appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by the Payee to or for the credit or the account of the Maker against and on account of the Obligations and liabilities of the Maker hereunder.

         Nonrecourse Obligation. Subject to the limitations and conditions of clauses (A) and (B) of this paragraph, the Payee agrees that it will look solely to the Mortgaged Property and Additional Property and such other collateral, if any, as may now or hereafter be given to secure the repayment of the Obligations and no other property or assets of the Maker, or any partner, trustee, shareholder or principal of the Maker, shall be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of the Payee, or for any payment required to be made under this Note or any of the other Loan Documents or for the performance of any of the covenants or warranties contained in the Loan Documents; provided that (A) the foregoing provisions of this paragraph shall not (i) constitute a waiver of the Obligations secured by the Mortgages or the other Loan Documents, (ii) impair the right of Payee to obtain a deficiency judgment in any action or proceeding in order to preserve its rights and remedies, including, without limitation, foreclosure, non-judicial foreclosure, or the exercise of a power of sale, under the Mortgages; however, Payee agrees that it shall not enforce such deficiency judgment against the assets of the Maker or any other Mortgagor other than the Additional Properties or in the exercise of its rights and remedies under the Mortgages, (iii) limit the right of the Payee to name the Maker and/or the partners, trustees, shareholders or principals of the Maker as parties defendant in any action or suit for judicial foreclosure and sale under the Mortgages or the other Loan Documents so long as no monetary judgment shall be enforced against the Maker, or any partner, trustee, shareholder or principal of the Maker except to the extent of the Mortgaged Property or such other collateral, it being agreed by Payee that in no event shall Payee have recourse to the assets of Maker's trustees, directors, shareholders, officers or employees and Payee shall have recourse to the assets of Maker other than the Mortgaged Property only to the extent of the Recourse Obligations of Maker (as hereinafter defined), (iv) release or impair this Note, the Indemnity Agreement, or the liens of the Mortgages, (v) prevent or in any way hinder the Payee from exercising any remedy available to the Payee under this Note or any of the other Loan Documents or to name the Maker or any person owning an interest in the Maker in any action, suit or proceeding in connection with the exercise of any such remedy, provided that, except to the extent of the Recourse Obligations of Maker, no judgment in the nature of a deficiency shall be enforced against any assets of the Maker or any person owning an interest in the Maker, other than the Mortgaged Property or such other collateral securing the Obligations, (vi) release or limit the liability of the Maker or any Indemnitors under the Indemnity Agreement or affect in any way the validity, enforceability or recourse of any indemnity, including, but not limited to, the Indemnity Agreement, the Lease Indemnity Agreement executed by the Maker in favor of the Payee of even date herewith and the Legal Compliance Indemnity Agreement executed by the Maker in favor of the

Payee of even date herewith, or any guaranty given in connection with this Note or any of the other Loan Documents, and further provided that (B) Maker (but not its trustees, officers, directors or shareholders) shall be personally liable to Payee for the Recourse Obligations of Maker. For purposes hereof, the term "Recourse Obligations of Maker" shall mean any and all Losses (as hereinafter defined) Payee incurs due to (a) fraud or intentional misrepresentation by Maker, its agents or principals in connection with the execution and the delivery of this Note, the Mortgages or the other Loan Documents, (b) any inaccuracy contained in that certain Compliance and Survey Certificate delivered by the Maker to the Payee of even date herewith, (c) Maker's misapplication or misappropriation of any of the following with respect to the Mortgaged Property
(1) rents received by Maker, (2) tenant security deposits or rents collected in advance, or (3) insurance proceeds or condemnation awards, (d) waste, (e) Maker's failure to pay taxes, maintenance charges, ground rents, charges for utility services, charges for labor or materials or other charges that can create liens on the Mortgaged Property, (f) Maker's willful failure to deliver the financial information described in Section 2.10 of the Mortgages, (g) any Transfer or encumbrance made by Maker contrary to the provisions of the Loan Documents, (h) any failure of Maker to comply with handicapped accessibility laws (including, without limitation, the Americans with Disabilities Act, as amended (the "ADA")) affecting the Mortgaged Property, and (i) the voidability, in whole or in part, of the Obligations incurred by PROLOGIS LIMITED PARTNERSHIP-II and PROLOGIS-NORTH CAROLINA LIMITED PARTNERSHIP or any lien or security interest granted by PROLOGIS LIMITED PARTNERSHIP-II and/or PROLOGIS-NORTH CAROLINA LIMITED PARTNERSHIP because of the occurrence of a fraudulent transfer or a preference, in either case under federal bankruptcy, state insolvency, or similar creditors rights laws. For purposes hereof, the term "Losses" shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, punitive damages, foreseeable and unforseeable consequential damages, of whatever kind or nature (including but not limited to reasonable attorneys' fees and other costs of defense).

         Miscellaneous.

         A. All parties now and hereafter liable with respect to this Note, whether as Maker, principal, surety, guarantor, endorsee or otherwise, hereby waive presentation for payment, demand, notice of nonpayment or dishonor, protest and notice of protest. No delay or omission on the part of the Payee in exercising any right under this Note, the Mortgages or any other Loan Documents shall operate as a waiver of such right or of any other right of the Payee, nor shall any waiver by the Payee of any such right or rights on any one occasion be deemed a bar to exercise or waiver of the same right or rights on any future occasion.

         B. All agreements in this Note and in the other Loan Documents are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement or acceleration of maturity of the Obligations, or otherwise, shall the amount paid or agreed to be paid hereunder or thereunder for the use, forbearance or detention of money exceed the highest lawful rate permitted under applicable usury laws. If, from any circumstance whatsoever, fulfillment of any provision of this Note or any of the Loan Documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity and if, from any circumstance whatsoever, the Payee shall ever receive as interest an amount which would exceed the highest lawful rate, the receipt of such excess shall be deemed a mistake and shall be canceled automatically and such excess shall be held in trust by the Payee for the benefit of the Maker and shall be credited against the Principal Amount of the Obligations to which the same may lawfully be credited, and any portion of such excess not capable of being so credited shall be rebated to the Maker.

         C. Each and every right, remedy and power hereby granted to the Payee or allowed it by law or other agreement shall be cumulative and not exclusive and may be exercised by the Payee from time to time.

         D. If any payment on this Note becomes due and payable on a Saturday, Sunday or public holiday under the laws of the State of New York, the maturity thereof shall, unless otherwise provided herein, be extended to the next business day.

         E. The Maker agrees to promptly pay all taxes which may be imposed, either directly or indirectly, on this Note (other than income taxes imposed on Payee). Any such sums shall be added to the amount due under this Note and be paid herewith.

         F. The Maker hereby agrees to pay all costs of collection when incurred, including reasonable attorneys' fees and expenses (which costs may be added to the amount due under this Note and shall be paid promptly upon demand with interest thereon at the Default Rate) and to perform and comply with each of the terms, covenants and provisions contained in this Note, the Mortgages or any of the other Loan Documents on the part of the Maker to be observed or performed. No release of any security for the Principal Amount due under this Note, or extension of time for the payment of this Note, or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Mortgages or any of the other Loan Documents, shall release, discharge, modify, change or affect the liability of the Maker or any guarantor under this Note, the Mortgages or any of the other Loan Documents.

         G. In the event that any provision of this Note or the application thereof to the Maker shall, to any extent, be invalid or unenforceable under any applicable statute, regulation, or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute, regulation or rule of law, and the remainder of this Note and the application of any such invalid or unenforceable provision to parties, jurisdictions, or circumstances other than to whom or to which it shall be held invalid or unenforceable, shall not be affected thereby nor shall same affect the validity or enforceability of any other provision of this Note.

         H. The headings in this Note are for the convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

         I. This Note is made and delivered in New York, New York and shall be governed by, and construed according to, the laws of the State of New York. The Maker hereby irrevocably: (a) submits in any legal proceeding relating to this Note to the non-exclusive in personam jurisdiction of any state or United States court of competent jurisdiction sitting in the City and State of New York and agrees to suit being brought in such courts, as the Payee may elect; (b) waives any objection it may now or hereafter have to the venue of such proceeding in any such court or that such proceeding was brought in an inconvenient court; (c) agrees to service of process in any legal proceeding by mailing of copies thereof (by registered or certified mail, if practicable) postage prepaid, or by telecopy, to its address set forth above or such other address of which the Payee shall have been notified in writing; and (d) agrees that nothing herein shall affect the Payee's right to effect service of process in any other manner permitted by law, and that the Payee shall have the right to bring any legal proceedings (including a proceeding for enforcement of a judgment entered by any of the aforementioned courts) against the Maker in any other court or jurisdiction in accordance with applicable law. The Maker, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waives any right it may have to a trial by jury in any action brought with respect to any of the Loan Documents or related instrument or agreement or any of the transactions contemplated by this Note or any course of conduct, dealing, statements (whether oral or written) or actions of any party to this Note, the Mortgages or any of the other Loan Documents. The Maker shall not seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by the Payee except by a written instrument executed by the Payee.

         J. This Note may not be changed, modified, waived or discharged orally, but only by an agreement in writing executed by the party against whom enforcement of such change, modification, waiver or discharge is sought.

         K. Whenever used in this Note, the singular number shall include the plural, the plural the singular, and the terms the "Maker" and the "Payee" shall include their respective successors and assigns; provided, however, that the Maker shall in no event or under any circumstances have the right, without obtaining the prior written consent of the Payee (which may be granted or withheld in the sole and absolute discretion of the Payee), to assign or transfer its obligations under this Note, the Mortgages or the other Loan Documents, in whole or in part, to any other person, party or entity.

[Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, Maker has executed this Note as of the date first set forth above.

                        PROLOGIS TRUST, a Maryland real estate investment trust


                                       By:
                                       Name:  Michael Nachamkin
                                       Title: Vice President